Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 27, 2012

China Ceetop.com, Inc.
Attn: Weiliang Liu
A2803, Lianhe Guangchang
5022 Binhe Dadao, Futian District
Shenzhen, China 518026

Re : Registration Statement on Form S-8

Dear Mr. Liu :

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of China Ceetop.com, Inc. filed with the Securities and Exchange Commission, pertaining to our report dated April 12, 2012, with respect to the financial statements of China Ceetop.com, Inc. included in its Annual Report (Form 10-K), for the year ended December 31, 2011.

Very truly yours,

/s/ Clement C.W. Chan & Co
Clement C. W. Chan & Co.